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Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-58635, No. 333-43423 and No. 333-45913)and in
the Registration Statements on Form S-8 (No. 333-10487, No. 333-91551, No. 333-82025, No. 333-82023 and No. 333-81977) of Metal Management, Inc. of our report dated June 5, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




PricewaterhouseCoopers LLP

Chicago, Illinois
June 6, 2000